Exhibit 10

                       SIXTH AMENDMENT TO CREDIT AGREEMENT

     This Amendment, dated as of February 13, 2002, is made by and among INNOVEX, INC., a Minnesota corporation (the "Borrower"), each of the banks appearing on the signature pages hereof, together with such other banks as may from time to time become a party to the Credit Agreement (defined below) pursuant to the terms and conditions of Article VIII of the Credit Agreement (herein collectively called the "Banks" and individually each called a "Bank"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, formerly known as Norwest Bank Minnesota, National Association, a national banking association, in its separate capacity as administrative agent for itself and all other Banks (in such capacity, the "Agent").

                                    Recitals

     A. The Borrower, the Banks and the Agent are parties to a Credit Agreement dated as of September 15, 1999, a First Amendment to Credit Agreement dated as of June 29, 2000, a Second Amendment to Credit Agreement dated as of December 31, 2000, a Third Amendment to Credit Agreement dated as of March 30, 2001, a Fourth Amendment to Credit Agreement dated as of June 30, 2001 and a Fifth Amendment to Credit Agreement dated as of September 30, 2001 (as so amended and as further amended or restated from time to time, the "Credit Agreement").

     B. Under Section 2.9(b) of the Credit Agreement, the Borrower is required to make installment payments on the Term Notes on the first day of January, April, July and October of each year. On January 1, 2002, the Borrower failed to make the required payment on the Term Notes (the "Payment Default").

     C. The Borrower has requested that the Banks and the Agent, among other things, agree to accept two installment payments in lieu of the payment that was due and owing on January 1, 2002, waive certain defaults and provide other accommodations.

     D. The Banks and the Agent are willing to grant the Borrower's requests subject to the terms and conditions set forth below.

                                    Agreement

     ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the Borrower, the Banks and the Agent agree as follows:

     1. Definitions. All capitalized terms used in this Amendment and not otherwise specifically defined in this Amendment shall have the meanings given such terms in the Credit Agreement. In addition, Section 1.1 of the Credit Agreement is hereby amended by restating the following definitions in the appropriate alphabetical location:

          "Sixth Amendment" means the Sixth Amendment to Credit Agreement, dated as of February 13, 2002, by and among the Borrower, the Banks and the Agent.

          "Margin" means, with respect to computation of the applicable interest rate on Fundings under a Facility, without regard to the Borrower's Leverage Ratio and status: (a) until the aggregate principal amount outstanding under the Term Note is less than $8,000,000 and the Borrower is not in default under the Credit Agreement, two percent (2.00%) for Floating Rate Advances and three and three-quarters percent (3.75%) for Eurodollar Advances, and (b) after the aggregate principal amount outstanding under the Term Note is less than $8,000,000 and so long as the Borrower is not in default under the Credit Agreement, one and one-half percent (1.50%) for Floating Rate Advances and three and one-quarter percent (3.25%) and for Eurodollar Advances.

          "Revolving Commitment Amount" shall mean Three Million Five Hundred Thousand Dollars ($3,500,000), being the maximum amount of the Revolving Commitments of all Banks, in the aggregate, to make Revolving Advances to the Borrower pursuant to Section 2.1, subject to reduction in accordance with Section 2.14(a).

     2. Eurodollar Advances. As of the date this Amendment is executed, the Borrower shall not be permitted to request any additional Eurodollar Advances under the Credit Agreement. All requests for Advances shall be considered requests for Floating Rate Advances. Notwithstanding the forgoing, as of the date of this Amendment, any existing and outstanding Eurodollar Advances (the "Existing Eurodollar Advances") shall remain outstanding as such until expiration of the applicable Interest Period, whereupon such Eurodollar Advances shall be converted to Floating Rate Advances. Prior to the expiration of the Interest Period, such Existing Eurodollar Advances shall be treated as `Eurodollar Advances' for all purposes under the Credit Agreement, including but not limited to the calculation of interest thereunder.

     3. Covenant Waiver. The requirements of Section 5.9 regarding the Borrower's Minimum Interest Coverage Ratio, Section 5.10 regarding the Borrower's Maximum Leverage Ratio, Section 5.11 regarding the Borrower's Minimum Net Worth, and Section 5.12 regarding Borrower's Profitability, in each case as of December 31, 2001 are waived by Banks. Such waivers are limited to the December 31, 2001 Covenant Computation Date.

     4. January 2002 Payment. The Borrower hereby agrees to fully satisfy the amounts due and owing to the Banks that were otherwise due and owing to the Banks on January 1, 2002 by paying the Agent $1,562,500 as follows: (a) $781,250 upon the


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execution of this Agreement (the "Initial Payment"); and (b) $781,250 on or
before February 28, 2002 (the "Final Payment"). Upon the date this Amendment is effective, the Agent shall waive the Payment Default. In consideration for the waiver contained in this paragraph 4, the Borrower shall pay the Agent a fee of $35,000, which shall be due and owing to the Agent as of the date of this Amendment is executed. The Borrower's failure to make the payments as set forth in this pararagraph 4 shall constitute an Event of Default under the Credit Agreement.

     5. Conditions to Effectiveness. This Amendment, including the covenant waivers contained in paragraph 3 herein, shall not be or become effective unless the Agent receives each of the following items in form and substance acceptable to the Agent on or before February 14, 2002:

          (a) This Amendment, duly executed by the Agent, the Banks and the Borrower, and duly acknowledged by the Guarantors;

          (b) A certified copy of the resolutions of the Board of Directors of the Borrower evidencing that the officers of the Borrower have authority to enter into this Amendment and the transactions contemplated by this Amendment (which resolutions may, at the option of the Agent, be in the form of ratifying resolutions);

          (c) Payment of the Initial Payment;

          (d) Payment of the fee referenced in paragraph 4; and

          (e) Payment of all legal fees incurred by the Agent through the date of this Amendment.

     6. Continued Effectiveness. Except as amended by this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in all other respects in full force and effect.

     7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     8. Release. The Borrower and each Guarantor, by signing its respective Acknowledgment and Agreement set forth below, each hereby absolutely and unconditionally releases and forever discharges the Agent and each of the Banks, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (the "Released Parties"), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or


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

otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against such Released Party for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment in connection with or related to the transactions evidenced by the Loan Documents, whether such claims, demands and causes of action are mature or unmatured or known or unknown.

     9. No Other Waiver. Except as expressly set forth herein, the execution of this Amendment shall not be deemed to be a waiver of any Event of Default under the Credit Agreement, whether or not known to the Agent and/or the Banks and whether or not existing on the date of this Amendment.

     10. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Banks as follows:

          (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations under the Credit Agreement, as amended by this Amendment, and the Credit Agreement, as amended by this Amendment, and the other Loan Documents executed on behalf of the Borrower have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

          (b) The execution, delivery and performance by the Borrower of the Credit Agreement, as amended by this Amendment, and the other Loan Documents executed on behalf of the Borrower have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the Articles of Incorporation or By-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article IV of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     11. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment; and any and all references in any of the other Loan Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment.


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                            [Signature Page Follows]


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

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                       INNOVEX, INC.

                                       By
                                          -------------------------------------

                                          Its
                                             ----------------------------------

                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, formerly known as Norwest
                                       Bank Minnesota, National Association, as
                                       Bank and as Agent

                                       By
                                          -------------------------------------

                                          Its
                                             ----------------------------------

                                       U.S. BANK NATIONAL ASSOCIATION, as Bank

                                       By
                                          -------------------------------------

                                          Its
                                             ----------------------------------


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

                   ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

     The undersigned, each a guarantor of all debts, liabilities and other obligations of Innovex, Inc., a Minnesota corporation (the "Borrower") to the Banks (as defined in the foregoing Amendment) and the Agent (as defined in the foregoing Amendment) under the Credit Agreement (as defined in the foregoing Amendment) and related Loan Documents (as defined in the foregoing Amendment) pursuant to (i) a separate Guaranty from Innovex Precision Components, Inc. dated as of September 15, 1999 (the "Precision Guaranty") secured by a separate Security Agreement from Innovex Precision Components, Inc. dated as of September 15, 1999 (the "Precision Security Agreement"), (ii) a separate Guaranty from Innovex Southwest, Inc. dated as of September 15, 1999 (the "Southwest Guaranty") secured by a separate Security Agreement from Innovex Southwest, Inc. dated as of September 15, 1999 (the "Southwest Security Agreement"), and (iii) a separate Guaranty from ADFlex Cayman Limited dated as of December 31, 2000 (the "ADFlex Guaranty," together with the Precision Guaranty and the Southwest Guaranty, each hereinafter called a "Guaranty") secured by a separate Stock Pledge Agreement from ADFlex Cayman Limited dated as of December 31, 2000 (the "ADFlex Security Agreement," together with the Precision Security Agreement and the Southwest Security Agreement, each hereinafter called a "Security Agreement"), hereby (a) acknowledges receipt of the foregoing Amendment; (b) consents to the terms of the foregoing Amendment (including, without limitation, the releases set forth in paragraph 8 of the foregoing Amendment) and execution of the foregoing Amendment by the Borrower; (c) reaffirms its obligations to the Agent and the Banks pursuant to the terms of its Guaranty, its Guarantor Security Agreement and any other Loan Documents to which it is a party; and (d) acknowledges that the Agent and the Banks may amend, restate, extend, renew, or otherwise modify the Credit Agreement or any other Loan Document or any indebtedness or agreement of the Borrower in favor of the Agent and/or the Banks, or enter into any agreement or extend additional or other credit accommodations to the Borrower, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty, its Guarantor Security Agreement and any other Loan Documents to which it is a party.


                                       INNOVEX PRECISION COMPONENTS, INC.

                                       By
                                          -------------------------------------

                                          Its
                                             ----------------------------------


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

                                       INNOVEX SOUTHWEST, INC.

                                       By
                                          -------------------------------------

                                          Its
                                             ----------------------------------

                                       ADFLEX CAYMAN LIMITED

                                       By
                                          -------------------------------------

                                          Its
                                             ----------------------------------


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